CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (the "Agreement") is made as of February 15, 2008, by and between Vycor Medical, Inc., a Delaware corporation (the "Company") and Fountainhead Capital Partners Limited, an entity registered in Jersey, Channel Islands ("FCP").

1. Funding Through Convertible Debentures.

1.1 Issuance of Debentures.

(a) The Company has authorized the issuance of two essentially identical Convertible Debentures each in the original principal amount of $150,000 in the form of Exhibit A hereto (the "Debentures"), the first of which will be issued concurrently with the funding of a Convertible Debenture with Regent Private Capital, LLC ("Regent") in the face amount of $500,000 (the "Closing"), and the second of which will be issued concurrent with the funding of a second Convertible Debenture with Regent in the face amount of $500,000 (collectively, the "Regent Debentures"). FCP shall have the right to secure another investor for up to $100,000 of FCP's $300,000 aggregate investment in the Debentures. The Regent Debentures are being issued pursuant to a Convertible Debenture Purchase Agreement with Regent of even date herewith. The Debentures will be secured pursuant to the terms of a security agreement in the form of Exhibit B hereto (the "Security Agreement").

(b) Subject to the terms and conditions of this Agreement, and relying on the representations and warranties contained herein, FCP agrees to provide the funding to the Company pursuant to the Debentures.

1.2 Use of Proceeds. In accordance with the directions of the Company's board of directors, the Company will use the proceeds from the issuance of the Debentures for (i) general working capital, (ii) repayment of certain obligations that are listed on Section 1.2 of the Disclosure Schedule (defined below), each of which obligation has been specifically reviewed and approved by Regent prior to repayment thereof, and (iii) payment of the legal and other expenses incurred by Regent in connection with the issuance of the Debentures ("Regent Expenses") as set forth in Section 7.7 below. The Company shall not use the proceeds from the issuance of the Debentures for the purchase, repurchase or cancellation of any securities of the Company, or the payment of any prior obligations of the Company or its directors, officers, shareholders or employees.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenant to FCP that, except as set forth on the Disclosure Schedule (the "Disclosure Schedule") attached hereto as Exhibit C hereto, the statements in the following subsections in this Section 2 are all true and complete. The section numbers in the Disclosure Schedule will correspond to the section numbers in this Agreement. Whenever a representation or warranty herein is limited to the "knowledge" of the Company, knowledge shall mean the actual conscious knowledge of the executive officers of the Company, or what such executive officers should have known had such executive officers conducted due inquiry or investigation relating thereto, to the extent such inquiry or investigation would have been conducted by a reasonably prudent person in their capacity as an executive of the Company.

2.1 Organization, Good Standing, Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is in good standing and is duly qualified to transact business in each jurisdiction in which it does business, or in which the failure to so qualify would have a material adverse effect on the Company's business, financial condition or properties.

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2.2 Power. The Company has all requisite corporate power and authority (i) to own and operate its properties and assets and to cany on its business as presently conducted and as proposed to be conducted; (ii) to execute and deliver this Agreement, the Debentures, the Security Agreement and any other ancillary agreement required hereunder (collectively, the "Ancillary Agreements"); (iii) to issue the Debentures (and the common stock issuable upon conversion thereof); and (iv) to carry out and perform the provisions of this Agreement and the Ancillary Agreements.

2.3 Authorization. All actions on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of this Agreement and the Security Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation of issuance), sale and delivery of the Debentures (and the common stock issuable upon conversion thereof) have been taken or will be taken prior to the Closing. This Agreement and the Ancillary Agreements, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by the laws related to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable laws and principles of public policy.

2.4 Valid Issuance of Debentures. The Debentures (including the common stock issuable upon conversion thereof), when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

2.5 Capitalization and Voting Rights.

(a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of 100,000,000 shares of common stock, par value $.001 per share, 18,551,284 shares of which have been issued and are outstanding, and 10,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. The relative rights, privileges and preferences of capital stock are as stated in the Company's Certificate of Incorporation, a true and correct copy of which has been provided to FCP. The common stock issuable upon conversion of the Debentures on the date of issuance represents approximately three and 33/100ths percent (3.33%) of the outstanding common stock of the Company on an as-converted, fully-diluted basis, calculated on a pre-money valuation of the Company at the date of issuance of $3,500,000.

(b) The outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or pursuant to valid exemptions therefrom.

(c) Except as otherwise provided for in the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of its securities. Except as identified above, the Company has no equity purchase plan, option, warrant or other agreement or understanding granting rights to purchase the Company's securities with any other person or entity. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any shareholder or director of the Company.

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(d) To the Company's knowledge, the Company has not violated any applicable federal or state securities laws or regulations in connection with the offer, sale or issuance of any of its equity securities or the offer, sale or issuance of any of its debt securities. There are no voting trusts, proxies or other agreements or understandings among the Company's shareholders or equity owners or any other person with respect to the voting, transfer or registration of the Company's equity securities or with respect to any other aspect of the Company's affairs.

2.6 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.7 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate of Incorporation, Bylaws or its other charter documents or in any material respect of any provision of any mortgage, indenture, agreement, instrument, regulation or contract to which it is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any material violation or be in conflict with or constitute, with or without passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or renewal of any material permit, license, authorization or approval applicable to the Company, its businesses or operations or any of its assets or properties.

2.8 Governmental Consents, etc. No consent, approval, qualification, order or authorization of, or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the Company's execution, delivery or performance of this Agreement, the Ancillary Agreements or the offer, sale or issuance of the Debentures (or the issuance of the common stock issuable upon conversion thereof), except such filings as have been made prior to the Closing, or except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-Closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

2.9 Agreements; Action. Except with respect to (i) the outstanding Bridge Loan Debenture dated December 14, 2006 (as amended), in the original principal amount of $172,500 ("FCP Debenture") with Fountainhead Capital Partners ("FCP"), (ii) the Warrant to Purchase 50.22 Membership Units of the Company (now 805,931 shares of the Company's common stock) dated December 15, 2006 (the "FCP Warrant"), (iii) the investment opportunity granted under the Option Agreement with FCP dated December 14,2006 ("FCP Option"), or as specifically disclosed in the Disclosure Schedule:

(a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, shareholders, affiliates or any affiliate thereof.

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(b) There are no contracts, agreements, instruments, leases, commitments, understandings, proposed transactions, judgments, orders, writs or decree to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000; (ii) the granting of any rights affecting the development, manufacture, licensing, marketing, sale or distribution of the Company's products and services; (iii) the guarantee or indemnity of any indebtedness of any other person, firm or entity; (iv) the license of any patent, copyright, trade secret or other proprietary right to or from the Company; or (v) the indemnification by the Company with respect to infringements of proprietary rights.

(c) The Company has not (i) declared or paid any dividend or distribution upon or with respect to any class or series of its equity securities, (ii) incurred any indebtedness from money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights except in the ordinary course of its business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the minimum dollar amounts for each subsection.

2.10 Obligations to Related Parties. Except as identified on the Disclosure Schedule, no employee, officer, director, shareholder or other equity owner of the Company or member of his, her or its immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for bona fide services rendered; (ii) reimbursement for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits generally made available to all employees. No employee, officer or director of the Company and, to the Company's a knowledge, no shareholder of the Company or any of such shareholder's immediate family, has any direct or indirect ownership in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity that competes with the Company, except that employees, officers, directors or shareholders of the Company and members of their immediate family may own stock in publicly traded companies that may compete with the Company. No employee, officer, director or shareholder of the Company, or any member of their immediate families, is, directly or indirectly, interested in any contract with the Company (other than contracts that relate to any such person's ownership of an equity interest in the Company). The Company has not granted rights or licenses to any other entity or person to sell its products or services to any other person or entity and is not bound by any agreement that affects the Company's exclusive rights to market or sell its products or services.

2.11 Title to Properties and Assets. The Company owns its assets free and clear of all mortgages, liens, claims, and encumbrances other than (i) liens securing the FCP Debenture, (ii) liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases, each lease is in full force and effect and is enforceable in accordance with its terms, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i) – (v) above, and there exists no default or other condition which, with the giving of notice, the passage of time, or both, could become a default under any lease. There are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Company's real property, any portion thereof or interest thereon.

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2.12 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any infringement of the rights of others. The Disclosure Schedule contains a complete list of the Company's patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications. There are no outstanding options, licenses, or agreements of any kind relating to the Company's Intellectual Property with the exception of agreements for the sale or license of the Company's products or services in the ordinary course of business, nor is the Company bound by or a party to any options licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity with the exception of shrink-wrap, click-wrap or similar widely available commercial end-user licenses. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the Company's business as presently proposed to be conducted. It is not or will not be necessary for the Company to utilize any inventions of any of its employees (or people they currently intend to hire) made prior to their employment with the Company. The Company is not aware of any violation or infringement by a third party of any of the Company's Intellectual Property.

2.13 Employees; Employee Benefit Plans. The Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order; or term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business presently conducted or presently proposed to be conducted by the Company. The Company has no "Employee Benefit Plan" as defined in the Employment Retirement Income Security Act of 1974, as amended. The Company is not aware of any officer or key employee, or any group of key employees, that intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of them.

2.14 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or currently threatened against the Company or any officer, director or key employee of the Company, nor is there any reasonable basis therefore. Neither the Company nor any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or threatened involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.15 Rights of Registration. Other than as described in Section 6.1 herein, the Company has not obligated itself to, is not under any current obligation to, and will not obligate itself to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

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2.16 Financial Statements. The Company has delivered to FCP its audited financial statements as of December 31, 2006 and its unaudited financial statements as of September 30, 2007, respectively (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments, which are not individually or in the aggregate expected to be material. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2007 (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate are not material to the financial condition or operating results of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or entity. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company has no liability to any of its equity owners or to affiliates of such equity owners.

2.17 Brokers or Finders. Except as otherwise provided in the Disclosure Schedule, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any charges in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby.

2.18 Changes. Since September 30, 2007 there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the unaudited Financial Statements dated September 30, 2007, except changes in the ordinary course of business that have not been, in the aggregate, material adverse;

(b) any damage, destruction or loss, whether or not covered by insurance;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business that is not material to the Company's business, financial condition or properties;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

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(g) any resignation or termination of employment of any officer or key employee of the Company, and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers, directors or equity owners, or any shareholders of their immediate families, other man travel advances and other advances made in the ordinary course of business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company's securities, or any direct or indirect redemption, purchase, or other acquisition of any of such securities by the Company;

(k) any sale, assignment or transfer of any of the Company's Intellectual Property;

(1) receipt of notice that there has been a loss of, or order cancellation by, any customer of the Company;

(m) any other event or condition of any character that would result in a material adverse effect on the Company's business, financial condition or properties; or

(n) any agreement or commitment by the Company to do any of the things described in this Section 2.18.

2.19 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law (including, but not limited to all Federal and state income tax returns, and all state sales and use tax returns). These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith and listed in the Disclosure Schedule. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes dues or accrued as of the date thereof. The Company has not made any elections pursuant to the Code (or other elections that related solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company's business, financial condition or properties.

2.20 Insurance. The Disclosure Schedule in Section 2.20 lists all of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, all of which policies are currently in effect. The Company has furnished to FCP true and complete copies of all insurance policies and fidelity bonds listed in the applicable disclosure on the Schedule. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The current and historical limits of liability under such policies or bonds have not been exhausted and/or are not impaired. There is no threatened termination of, or premium increase with respect to, any of such policies or bonds, or any notice that such policies or bonds are no longer in full force and effect or that the issuer thereof is no longer willing or able to perform its obligations thereunder. None of the insurance policies or bonds listed in the Disclosure Schedule will terminate or lapse by reason of the consummation of the transactions contemplated by this Agreement.

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2.21 Proprietary Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of the Company has executed a proprietary information and inventions assignment agreement in the form or forms provided to FCP. No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee's agreement. The Company is not aware that any of its employees is in violation thereof.

2.22 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as presently conducted by it, the lack of which would have a material adverse effect on the Company's business, properties or financial condition, and the Company believes it can obtain, without undue expense or burden, any similar authority for the expanded conduct of its business as presently proposed to be expanded. The Company is not in default in any respect under any of such franchises, permits, licenses or other similar authority.

2.23 Environmental and Safety Laws. The Company has complied in all material respects with all Environmental Laws. The Company has no Environmental Liabilities. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company's knowledge, threatened, by any governmental or other entity with respect to any alleged violation by the Company of any Environmental Law. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or to the Company's knowledge, relating to any property or facility now or previously owned or leased by the Company that have not been delivered to FCP.

The following terms, as used in this Section 2.23 have the following meanings: "Environmental Law" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, or governmental restrictions relating to the protection of human health or safety or the environment or to emissions, discharges or releases of any Hazardous Substance into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof. Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the past or present business of the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Law or arise in connection with or relate to any matter disclosed or required to be disclosed in the Disclosure Schedule as applicable and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing. "Hazardous Substance" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Law, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

2.24 Product Liability. The Company has no liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due (collectively, a "Liability") (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product sold, leased or delivered by the Company.

2.25 Disclosure. The Company has provided to FCP all the information reasonably available to it without undue expense that FCP has requested for deciding whether to provide the funds related to the Debentures and all information that the Company reasonably believes necessary to enable FCP to make such decision. Neither this Agreement, the Ancillary Agreements, nor any other written statements or certificates made or delivered in connection herewith, when taken as a whole, contain any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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3. Representations, Warranties and Covenants of FCP. FCP hereby represents, warrants and covenants to the Company as follows:

3.1 Power; Authorization. FCP has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party. This Agreement and the Ancillary Agreements to which it is a party, when executed and delivered by FCP, will constitute valid and legally binding obligations of FCP, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable laws and principles of public policy.

3.2 Purchase Entirely for Own Account. This Agreement is made with FCP in reliance upon FCP's representation to the Company, which by FCP's execution of this Agreement, FCP hereby confirms, that the Debentures (and the common stock issuable upon conversion thereof), will be acquired for investment for FCP's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that FCP has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3 Reliance upon FCP's Representations. FCP understands that the Debentures and the common stock acquired upon conversion thereof not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the common stock is exempt from registration under the Securities Act pursuant to valid exemptions thereof, and that the Company's reliance upon such exemption is predicated on FCP's representations set forth herein.

3.4 Disclosure of Information. FCP has had an opportunity to ask questions of the Company regarding the terms and conditions of the issuance of the Debentures and the Company's business, financial condition, properties and prospects and to obtain additional information (to the extent the Company possessed such information or acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to FCP or to which FCP had access. The foregoing, however, does not limit or modify the representations, warranties and covenants of the Company in Section 2 of this Agreement or the right by FCP to rely thereon.

3.5 Accredited Investor. FCP is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.6 Restricted Securities. FCP understands that the Debentures and the common stock issuable upon conversion of the Debentures, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations the Debentures and the common stock issuable upon conversion thereof may be resold without registration only in certain circumstances. In this regard, FCP represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Debentures and the common stock issuable upon conversion thereof to availability of certain public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

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3.7 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by FCP, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with this Agreement or the transactions contemplated hereby, other than the commitment and related fees payable to FCP under this Agreement.

3.8 Legends. FCP understands that the Debentures and the common stock issued upon conversion thereof, may bear one or all of the following legends:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to shares represented by the certificate so legended.

4. Conditions to Closing of FCP. The obligations of FCP under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against FCP if it does not consent thereto:

4.1 Representations and Warranties Correct. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

4.3 Debt. At Closing, total liabilities of the Company shall not exceed $753,278 and shall be of the type satisfactory to FCP, in its sole discretion. Other than disclosed in the Disclosure Schedule, the Company shall have no liabilities to the Company's shareholders or equity owners or affiliates of such shareholders, except as contemplated by this Agreement or the FCP Debenture.

4.4 Assignment of FCP Warrant and Option Rights. FCP shall have executed an Assignment of Rights in the Form of Exhibit D hereto, pursuant to which FCP shall assign to Regent an undivided fifty percent (50%) interest in (i) the FCP Warrant, and (ii) the FCP Option. If requested by Regent (including a request made subsequent to Closing), the Company will re-execute substitute and separate warrants and option agreements, pursuant to which each of Regent and FCP will have stand-alone agreements with terms identical to the existing FCP Warrant and FCP Option (with the exception that each such substitute agreement will cover 50% of the aggregate original interests).

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4.5 Investment by Regent – Intracreditor Agreement. Regent shall concurrently invest in the Company a minimum of $500,000 at the time of issuance of each Debenture to FCP, for a total additional investment of at least $1,000,000. Such investment by Regent shall be made on terms identical to the Debentures (other than as to amount) pursuant to documentation substantially identical to the documentation being executed in connection with the Debentures. Regent and FCP shall have also executed the Intracreditor Confirmation and Agreement in the form of Exhibit E hereto.

4.6 Stock Option Plan. The Company, with the approval of Regent, will establish a Stock Option Plan, pursuant to which an amount not exceeding 10% of the Company's issued and outstanding common stock (on a fully diluted basis) will be reserved for issuance pursuant to either qualified or nonqualified options that may be granted to employees, officers, directors and consultants of the Company.

4.7 Satisfaction of Due Diligence. Regent and FCP shall have been satisfied, in their sole discretion, with the results of its due diligence investigation related to the Company. Without limiting the generality of the foregoing, Regent and FCP shall be satisfied that the Company's legal counsel, accounting firm and other necessary experts can accomplish the filing of the Registration Statement in accordance with Section 6 1 hereof.

4.8 Debentures and Security Agreement. The Debentures shall have been issued by the Company and the Company shall have executed and delivered the Security Agreement and all other documents contemplated by this Agreement.

4.9 Lock-Up Agreement. Each of Kenneth Coviello, Heather Jensen and Sawmill Trust shall have entered into a Lock-Up Agreement in the form of Exhibit F hereto, pursuant to which such individuals shall have agreed to not sell or otherwise transfer any shares of common stock in the Company held by them for a period of one year following Closing, and thereafter such individuals can sell up to twenty-five percent (25%) of their common stock in the Company in each of the succeeding two years following Closing, after which time the Lock-Up Agreement will expire.

4.10 Material Adverse Effect. There has occurred no fact, event or circumstance which has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse on the Company's business, financial condition or properties.

5. Conditions to Closing of the Company. The obligations of the Company to FCP at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions by FCP, unless otherwise waived:

5.1 Representations and Warranties Correct. The representations and warranties of FCP contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Debentures and underlying shares of common stock pursuant to this Agreement shall be obtained and effective as of the Closing.

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6. Post-Closing Covenants of the Company.

6.1 Registration Statement. Within sixty (60) days from the date of this Agreement, the Company shall file a registration statement on Form S-l, SB-2, or other applicable form ("Registration Statement"), with the Securities and Exchange Commission ("SEC"), which Registration Statement shall register for sale all common stock which may be issuable upon conversion of the Debentures. The Company will thereafter use its commercially reasonable efforts to have such registration statement declared effective by the SEC within one hundred eighty (180) days from the date hereof. For purposes hereof, the Company will be deemed to be using its "commercially reasonable efforts", provided it fully and appropriately responds to all comments from the SEC within ten (10) business days of receipt thereof without any undue hardship or unreasonable expenses, and diligently continues to seek effectiveness of such registration statement. The Company shall take such action to have the Registration Statement declared effective by the SEC within three (3) business days following written confirmation from the SEC that it either will not review the Registration Statement or that it has no further comment on the Registration Statement. For the avoidance of any doubt, that the Company shall not be in breach of this Section 6.1 for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the shares, (ii) information required from person or entities other than the Company, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company.

6.2 Protection of Minority Rights. So long as either Debenture is outstanding or Regent or its affiliates shall continue to own at least 10% of the outstanding voting equity securities of the Company, then without the prior approval of Regent or its affiliates, as applicable, such approval not to be unreasonably withheld, the Company will not undertake any of the actions listed on Schedule 6.2 hereto.

6.3 Financial Statements. The Company will deliver to FCP the following financial information: (i) audited annual financial statements within 90 days of the close of each fiscal year of the Company; (ii) unaudited monthly cash flow statements within 30 days after the end of each month; (iii) quarterly financial statements within 45 days of the end of each fiscal quarter of the Company; (iv) a proposed budget for each fiscal year within 30 days prior to the beginning of each fiscal year of the Company; and (v) such other financial information as FCP may reasonably request.

7. Miscellaneous.

7.1 Survival of Warranties. The representations, warranties and covenants of the Company and FCP contained herein or made pursuant to this Agreement (i) shall survive the execution and delivery of this Agreement and the Closing and shall not terminate and (ii) shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of FCP.

7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws rules.

7.4 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to FCP, a copy shall also be sent to Robert Diener, Esq., Law Offices of Robert Diener, 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405 and if notice is given to the Company, a copy shall also be given to Benjamin A. Tan Esq., Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

7.7 Fees and Expenses. At the Closing, the Company shall pay up to $20,000 of the Regent Expenses, which shall consist of the reasonable fees and expenses of incurred by Regent in connection with this transaction, including the reasonable fees and expenses of Johnson, Jones, Domblaser, Coffman & Shorb, P.C., the counsel for Regent.

7.8 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement or the Ancillary Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 Amendment. Except as expressly provided herein, neither this Agreement nor a term of this Agreement may be amended, waived discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. Any such amendment, waiver, discharge or termination effected in accordance with this Section 7.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised), each future holder of all such securities and the Company.

7.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction (or arbitrator) to be illegal, unenforceable or void, the portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court (arbitrator) will replace such illegal, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void, or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

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7.11 Indemnification.

(a) The Company, without limitation as to time, assumes liability for and agrees to indemnify, defend and hold harmless FCP and its officers, managers/directors, members, employees, agents and affiliates (collectively, "Indemnified Persons") from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including reasonable attorneys' fees and expenses) (collectively, "Losses") (i) arising out of or related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement, the Debentures, the Security Agreement or any other agreement executed in connection herewith or therewith (ii) any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement, the Debentures, the Security Agreement or any other agreement executed in connection herewith or therewith, or (iii) incurred in connection with any suit, action, proceeding, claim, investigation, liability or obligation (an "Action or Proceeding") against the Company or any Indemnified Person arising out of or in connection with this Agreement and Ancillary Agreements, any other document or instrument executed pursuant hereto, or the transactions contemplated herein or therein, other than Losses resulting that are finally determined in such Action or Proceeding to be primarily and directly a result of (1) the gross negligence of such Indemnified Person, (2) the intentional misconduct or knowing violation of applicable law by such Indemnified Person, or (3) a transaction from which such Indemnified Person received an improper personal benefit. The Company agrees to reimburse each Indemnified Person promptly for all such Losses as they are incurred by such Indemnified Person. The obligations of the Company to each Indemnified Person under this Section 7.11 will be separate and distinct obligations and will survive any transfer of securities by FCP and the expiration or termination of this Agreement. The Company and FCP intend that the Indemnified Persons be indemnified from liability for their own negligence pursuant to this Section 7.11.

(b) If and to the extent any portion of this Section 7.11 is unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is not provided for in this Section 7.11.

(c) Any indemnification obligations pursuant to this Section 7.11 shall be paid by wire transfer, in immediately available funds, to an account designated in writing by the Indemnified Person within fifteen (15) days after the determination thereof. Any such indemnification payments shall include interest at ten percent (10%) per annum calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. The amount of any Loss for which indemnification is provided for in this Section 6.13 shall be net of any amounts actually recovered by the indemnifying party under insurance policies with respect to such Loss.

7.12 Entire Agreement. This Agreement, the exhibits attached hereto and the Disclosure Schedule, and the other documents delivered pursuant to this Agreement, including but not limited to the Debentures constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether written or oral, relating to such subject written in any way, including that certain Term Sheet among the parties hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.13 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party's intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the "AAA"), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York City, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with applicable New York law, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York.

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7.14 No Commitment for Additional Financing. The Company acknowledges and agrees that other than as contemplated by this Agreement, the Debentures or the Security Agreement, FCP has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Debentures and the provision of funds pursuant to the Debentures subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by FCP or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by FCP or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by FCP and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. FCP shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

IN WITNESS WHEREOF, the parties have executed this Convertible Debenture Purchase Agreement as of the date first written above.

Signatures appear on following page

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COMPANY

VYCOR MEDICAL, INC.

By:	/s/ Kenneth T. Coviello
Name:	Kenneth T. Coviello
Title:	CEO

Address:

80 Orville Drive, Suite 100
Bohemia, New York 11716

FCP
FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By:	/s/ Gisele Le Miere
Director

By:	/s/ Carole Dodge
Director

Address:
Portman House Hue Street, St. Helier Jersey JE4 5RP

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EXHIBIT A

FORM OF DEBENTURE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

6% CONVERTIBLE DEBENTURE

No. 2	US$150,000

VYCOR MEDICAL, INC.

SENIOR CONVERTIBLE DEBENTURE

DUE FEBRUARY 15, 2008

FOR VALUE RECEIVED, Vycor Medical, Inc. (the "Company") promises to pay to Fountainhead Capital Partners Limited, or any other registered holder(s) hereof and its or their authorized successors and permitted assigns (" Holder"), the aggregate principal face amount of US$150,000 on or before February 15, 2009 ("Maturity Date"), together with interest thereon at six percent (6%) per annum. The Holder shall have the sole option to extend the Maturity Date for a period of six months. Accrued interest shall be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debenture ("Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms hereof and duly entered in the Debenture Register. The principal amount of this Debenture is payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Holder's address initially provided to the Company is as set forth in Section 16(b) below. The Company may, at its option, elect to pay accrued interest under this Debenture, by issuing to the Holder shares of common stock in the Company with a value equal to such accrued interest. In such event, the value of the common stock issued in lieu of payment of accrued interest will be mutually agreed upon by the Company and the Holder prior to the Company having the right to make payment in such fashion. The Company will pay the outstanding principal and accrued interest due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer.

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This Debenture is one of a series of two Convertible Debentures, each in the original principal amount of $150,000, to be issued pursuant to the Convertible Debenture Purchase Agreement dated February 15, 2008 ("Purchase Agreement"), and secured pursuant to the terms of a Security Agreement of even date with the Purchase Agreement ("Security Agreement").

This Debenture is subject to the following additional provisions:

1. Issuance. The Debenture may be exchanged for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $50,000 each. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

2. Loss, Theft, Destruction of Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid principal amount dated as of the date hereof (which shall accrue interest from the most recent interest payment date on which an interest payment was made in full).

3. Transfer. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the Holder hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit I. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

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4. Conversion The Holder is entitled, at its option, to convert all or any amount of the principal face amount of this Debenture then outstanding into shares of common stock of the Company at a Conversion Price of $.01230 per share, subject to adjustment as provided herein. If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek member approval of such issuance, the Company has, prior to the issuance hereof, taken the necessary steps to obtain such approval. Such conversion shall be effectuated, by the Company delivering the Conversion Shares to the Holder within 30 days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Holder shall surrender the Debenture (or portion thereof) to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. If the Company shall fail to deliver the Conversion Shares to the Holder within such 30 day period, the Conversion Price shall be automatically reduced by twenty-five percent (25%), and shall be reduced an additional ten percent (10%) for each additional 30 day period (or portion thereof) thereafter. In the event of a partial conversion of the Debenture, the Company will immediately issue a replacement Debenture covering the unconverted portion.

To the fullest extent permitted by law, the Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the Holder's conversion privilege. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of this Debenture. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

No fractional shares or scrip representing fractional shares shall be delivered upon conversion of this Debenture. Instead of any fractional Conversion Shares which otherwise would be delivered upon conversion of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Conversion Price on the date of Conversion. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

5. Priority; Security. The obligation evidenced by this Debenture shall be senior to all other obligations of the Company other than obligations specifically approved by the Holder; provided that the obligation evidenced by this Debenture shall be of equal priority for all purposes with that certain Bridge Loan Debenture dated June 21, 2007, in the original principal amount of $172,500 held by Fountainhead Capital Partners Limited (the "FCP Debenture"). The obligation evidenced by this Debenture is secured by a first priority security interest (and equal in priority to the first priority security interest securing the FCP Debenture), in all of the assets of the Company other than liens specifically approved by the Holder. As a condition to funding this Debenture, the Holder has the right to require the holder of the FCP Debenture to execute an intracreditor or similar written agreement pursuant to which such holder acknowledges that the security interests of such holder and the Holder hereunder shall be equal, and in the event of a default under either the FCP Debenture or this Debenture, such debenture holders, as secured parties, will share, pari passu, with respect to the proceeds from any foreclosure of collateral securing such indebtedness.

6. Anti-dilution Adjustments. The number of shares issuable upon conversion of this Debenture and the Conversion Price shall be subject to adjustment as follows:

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(a) In case the Company shall (i) pay a dividend or make a distribution on its common stock in additional shares or other securities, (ii) subdivide its outstanding common stock into a greater number of shares, (iii) combine its outstanding shares into a smaller number of shares or (iv) issue, by reclassification of its shares, any other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of share issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Conversion Shares, and other securities of the Company which such Holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 6(a) shall become effective immediately after the effective date of such event.

(b) In case the Company shall issue rights, options, warrants or convertible securities to holders of its shares, for no consideration, containing the right to subscribe for or purchase shares of common stock, the number of Conversion Shares thereafter issuable upon the conversion of this Debenture shall be determined by multiplying the number of Conversion Shares theretofore issuable upon conversion of this Debenture by a fraction, of which the numerator shall be the number of shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares offered for subscription or purchase, and of which the denominator shall be the number of shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or convertible securities. In the event of such adjustment, corresponding adjustments shall be made to the Conversion Price.

(c) In case the Company shall distribute to holders of its common shares evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of Conversion Shares thereafter issuable upon the conversion of this Debenture shall be determined by multiplying the number of Conversion Shares theretofore issuable upon conversion of this Debenture by a fraction, of which the numerator shall be the then Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Market Price on such date minus the then fair value (determined as provided in subsection 6(f) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution. In the event of any such adjustment, the number of Conversion Shares shall also be adjusted and shall be that number determined by multiplying the number of shares issuable upon exercise before the adjustment by a fraction, the numerator of which shall be the Conversion Price in effect immediately before the adjustment and the denominator of which shall be the Conversion Price as so adjusted.

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(d) If the Company shall at any time while this Debenture is outstanding issue shares (including additional shares deemed to be issued upon conversion of any convertible security, but excluding shares issued as a dividend or distribution or upon a stock split or combination which is otherwise provided for in Section 6(a) above, or upon the issuance of options or warrants for no consideration which is otherwise provided for in Section 6(b) above) either without consideration, or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced by a full ratchet anti-dilution adjustment to such lesser price (calculated to the nearest cent).

For purposes of this Section 6(d), the consideration received by the Company for the issue of any additional shares shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Company's managers or governing board; and

(3) in the event additional shares are issued together with other securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Company's board of directors.

(B) Options, Rights and Convertible Securities. The consideration per unit received by the Company for additional shares deemed to have been issued pursuant to options, warrants, rights or other convertible securities (other than when issued for no consideration as provided for in Section 6(a) above), shall be determined by dividing

(1) the total amount, if any, received or receivable by the Company as consideration for the issue of such options, rights, warrants or other convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such options, rights, warrants or the conversion or exchange of such convertible securities, by

(2) the maximum number of shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options, rights, warrants or the conversion or exchange of such convertible securities.

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(e) Whenever the number of Conversion Shares issuable upon the conversion of this Debenture is adjusted as provided in this Section 6, the Conversion Price shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Conversion Shares issuable upon the conversion of this Debenture immediately prior to such adjustment, and the denominator of which shall be the number of Conversion Shares issuable immediately thereafter.

(f) For the purpose of this Section 6, the term "shares" shall mean (i) the common stock of the Company at the time of conversion, on a fully diluted basis. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, a Debenture holder shall be entitled to convert such Debenture into any securities of the Company other than common stock, (i) if the Debenture holder's right to convert is on any other basis than that available to all holders of the Company's common stock, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon conversion of a Debenture and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 6.

(g) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Conversion Shares issuable upon conversion of the Debenture and the Conversion Price, to the extent the Debenture has not then been converted, shall, upon such expiration, be readjusted and shall thereafter be such number and such price as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares issued in respect of such rights, options, warrants or conversion privileges were the shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the numbers of Conversion Shares issuable upon conversion of the Debenture or increasing the Conversion Price by an amount in excess of the amount of the adjustment made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

(h) Upon any adjustment of the Conversion Price and the number of Conversion Shares issuable upon conversion of the Debenture, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable at such price upon the conversion of the Debenture, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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7. Merger, Reorganization or Consolidation. In any case in which a transaction would result in a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other unrelated corporation or other entity in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another unrelated corporation or other entity (all such transactions being referred to herein as a "Reorganization"), the surviving corporation or other entity shall be required to assume the Debenture or to issue a substitute Debenture in place thereof which substitute Debenture shall provide for terms at least as favorable to the Holder as contained in this Debenture and shall provide the Holder the right to acquire the kind and amount of common stock and other securities and property which the Holder would have owned or been entitled to receive had the Debenture been converted immediately prior to such Reorganization.

8. No Impairment. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the form, herein prescribed.

9. Waiver of Demand/Presentment. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

10. Cost and Fees. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

11. Events of Default. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

(a) The Company shall default in the payment of principal or interest on this Debenture, and such failure shall continue for a period of five (5) days; or

(b) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

(c) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

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(d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(e) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(f) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(g) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

(h) The Company shall not deliver to the Holder the shares pursuant to paragraph 4 herein within 30 days of receipt of Notice of Conversion; or

(i) any of the representations or warranties made by the Company herein, in the Purchase Agreement or the Security Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Purchase Agreement or the Security Agreement shall be false or misleading in a material respect on the Closing Date; or

(j) the Company shall fail in any one of the following respects: (A) to file, within sixty (60) days from the date hereof, a registration statement on Form S-l or SB-2, (or other applicable form ("Registration Statement"), with the Securities and Exchange Commission ("SEC"), which Registration Statement shall register for sale all Conversion Shares which may be issuable upon conversion of this Debenture; (B) to use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC within one hundred eighty (180) days from the date hereof (and for purposes hereof, the Company will be deemed to be using its "commercially reasonable efforts" without any undue hardship or unreasonable expenses, provided it fully and appropriately responds to all comments from the SEC within ten (10) business days of receipt thereof, and diligently continues to seek effectiveness of such registration statement); or (C) to take such action to have the Registration Statement declared effective by the SEC within three (3) business days following written confirmation from the SEC that it either will not review the Registration Statement or that it has no further comment on the Registration Statement; or

(k) If the Company is then a "reporting company" it shall fail to make the required filings or statements with the Securities Exchange Commission by the appropriate deadlines.

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Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue on all amounts outstanding under this Debenture at the rate of 12% per annum, until such Event of Default is cured or the principal and all accrued interest under this Debenture is paid in full.

12. Priority. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, unitholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. Severability. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

14. Entire Agreement. This Debenture, the Purchase Agreement, the Security Agreement and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

15. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in New York City and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

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16. Miscellaneous.

(a) Notice of Certain Events. In the case of the occurrence of a Reorganization described in Section 7 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days' notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of the date on which such Reorganization is expected to become effective, and the date as of which it is expected that holders of record of the shares will be entitled to exchange their shares for securities, cash or other property deliverable upon such Reorganization.

(b) Transmittal of Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

(1)      If to the Holder, to:

Fountainhead Capital Partners Limited
Portman House
Hue Street
St. Helier
Jersey, Channel Islands JE4 5RP

With a copy to:

Robert Diener, Esq.
Law Offices of Robert Diener
122 Ocean Park Blvd., Suite 307
Santa Monica, CA 90405
Telephone: 310-396-1691
Facsimile: 310-362-8887

(2)      If to the Holder, to:

Vycor Medical, Inc.
80 Orville Drive, Suite 100
Bohemia, New York 11716
Telephone: 631-244-1435
Facsimile: 631-244-1436

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With a copy to:

Benjamin A. Tan Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone 212-930-9700
Fax 212-930-9725

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 16(b).

(c) Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Debenture, or any judgment based on this Debenture, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: ______________, 2008

VYCOR MEDICAL, INC.

By:
Name:
Title:

11

EXHIBIT I
NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $_________ of the above Debenture No. _________ into shares of common stock of Vycor Medical, Inc. according to the conditions set forth in such Debenture, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion

Applicable Conversion Price

Signature

[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:
Address:
Tel:
Fax:
SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:
Address:

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EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

For valuable consideration, the receipt and sufficiency of which are acknowledged, VYCOR MEDICAL, INC., ("Pledgor"), enters into this Security Agreement ("Agreement") and grants to FOUNTAINTHEAD CAPITAL PARTNERS LIMITED ("Secured Party") a security interest in the Collateral to secure the Obligations of Pledgor to Secured Party. Pledgor agrees with Secured Party as follows:

ARTICLE I - SECURITY INTEREST

1.01 Pledge of Collateral. Pledgor grants to Secured Party a security interest in, and agrees and acknowledges that Secured Party has and shall continue to have a security interest in, the following described property, to-wit:

All inventory of Pledgor, now owned, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith;

All accounts of Pledgor, including contract rights and accounts receivable, now existing or hereafter arising;

All general intangibles of Pledgor, now existing or hereafter arising;

All instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by Pledgor or in which Pledgor has an interest which are now or may hereafter be in possession of Secured Party;

All equipment of Pledgor, now owned;

All proceeds and products of the foregoing; and

All inventory, accounts, general intangibles, equipment, chattel paper, securities and instruments acquired with the proceeds of the foregoing and products of the foregoing.

(collectively the "Collateral"). Pledgor agrees to execute all stock powers, endorse instruments, or execute additional pledge agreements or other documents required by the Secured Party in order to effectively grant to Secured Party the security interest in the Collateral.

1.02 Obligations Secured. The Collateral secures the payment of all debts, obligations and liabilities of every kind and character of Pledgor now or hereafter existing in favor of Secured Party ("Obligations"), including, but not limited to, all amounts that may be outstanding with respect to two essentially identical Convertible Debentures, each in the original principal amount of $150,000 issued or to be issued by Pledgor to Secured Party (the "Debentures"), and all Pledgor's representations, warranties, covenants and obligations set forth in that certain Debenture Purchase Agreement of even date herewith between Pledgor and Secured Party ("Purchase Agreement").

1

ARTICLE II - WARRANTIES AND COVENANTS OF PLEDGOR

Pledgor warrants, covenants and agrees that:

2.01 Title to Collateral. Pledgor is the owner of the Collateral, free of any adverse claim, security interest, restriction or encumbrance, except for the security interest granted hereby and as set forth in Section 2.02 below. Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

2.02 Priority; Security. The security interest in the Collateral shall be senior to all other obligations of the Pledgor other than obligations specifically approved by Secured Party; provided that the security interest in the Collateral evidenced by this Agreement shall be of equal priority for all purposes with that certain Bridge Loan Debenture dated December 14, 2006 (as amended, to extend the maturity date thereof), in the original principal amount of $172,500 held by Fountainhead Capital Partners Limited.

2.03 Filings. Pledgor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement signed only by the Secured Party covering the Collateral; and at the request of Secured Party, Pledgor will join the Secured Party in executing one or more Financing Statements pursuant to the Uniform Commercial Code, in form satisfactory to the Secured Patty, and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is reasonably necessary or desirable.

2.04 Conveyance of Collateral. Pledgor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the prior written consent of the Secured Party.

2.05 Encumbrances. Pledgor will keep the Collateral free from any and all adverse liens, security interest and encumbrances.

2.06 Expenses. Pledgor will pay to Secured Party all reasonable expenses including attorneys' fees and legal expenses, incurred or paid by Secured Party in exercising or protecting its interest in the Collateral, and its rights and remedies under this Agreement. Pledgor agrees to pay interest on preservation and collection expenses incurred by Secured Party at the maximum rate permitted by applicable law from the date of incurrence by Secured Party until the date paid by Pledgor.

2.07 Representations as to Pledgor. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or cause a material breach of any agreement, indebtedness, indenture or other instrument to which Pledgor is a party. There are no actions, suits or proceedings pending or threatened against Pledgor which, if adversely decided, would have a material adverse effect upon Pledgor.

ARTICLE III - GENERAL COVENANTS

3.01 Effect of Other Action. The security interest granted in this Agreement shall in no way be affected by any indulgence(s), extension(s), change(s) in the form, evidence, maturity, rate, amount or interest or otherwise of any of the Obligations secured hereby, nor shall any release of, or failure to perfect the security interest or lien in, any security for or of any of the parties liable for the payment of any of the Obligations, in any manner affect or impair this pledge, and the same shall continue in full force and effect in accordance with the terms until all of the Obligations have been paid to Secured Party.

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3.02 Other Properties. Any and all securities and other properties of Pledgor heretofore, now or hereafter delivered to Secured Party, or in Secured Patty's possession, shall also secure all of the Obligations and shall be held and construed to be a part of the Collateral to the same extent as if fully described in this Agreement.

ARTICLE IV - EVENTS OF DEFAULT

It shall constitute an Event of Default under this Agreement upon the happening of any of the following events or conditions:

4.01 Payment of Obligations. Default in the payment or performance of any liability or obligation of Pledgor to Secured Party, including not by way of limitation default in the payment of any of the Obligations when due, a default under the Debentures, or a default under the Purchase Agreement.

4.02 Execution. The levy of any attachment, execution, garnishment or other process against Pledgor or any of the Collateral in connection with any tax lien, debt, judgment, assessment or obligation of Pledgor.

4.03 Termination; Insolvency. Dissolution, termination of existence, insolvency or business failure of Pledgor or the initiation of any bankruptcy proceeding by, or the appointment of a receiver or other legal representative for any part of the property of Pledgor, or assignment for the benefit of creditors by Pledgor.

4.04 Other Covenants. Default in the performance of any covenant or agreement of Pledgor to Secured Party whether under this Agreement or otherwise, or if any warranty or covenant in Article II or Article III of this Agreement is or shall become untrue in any material respect, or Pledgor fails to comply therewith in any material manner.

4.05 Other Obligations. The occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement or similar instrument permits the acceleration of maturity of any Obligations of Pledgor to Secured Party.

ARTICLE V - REMEDIES

5.01 Sale. In the event of the default in the payment or performance of any of the Obligations when due, or upon the happening of any of the Events of Default specified in this Agreement, and at any time thereafter, at the option of the Secured Party, any and all of the Obligations shall become due and payable and the Secured Party shall have and may exercise with reference to the Collateral any and all of the rights and remedies of a Secured Party under the Uniform Commercial Code then in effect in the State of New York and as otherwise granted in this Agreement or under any other applicable law or under any other loan document or agreement executed by Pledgor, (all of which rights and remedies shall be cumulative), including without limitation the right and power to sell, at public or private sale(s), or otherwise dispose of or utilize the Collateral and any part(s) of the Collateral in any manner authorized or permitted under this Agreement or under the Uniform Commercial Code after default under this Agreement, and to apply the proceeds thereof toward payment of any costs, attorneys' fees and legal expenses incurred by the Secured Party and toward payment of the Obligations. Except as expressly provided herein, and to the extent permitted by law, Pledgor waives any notice of sale or other disposition of the Collateral and any other rights or remedies of Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default under this Agreement; and to the extent any notice is required and cannot be waived, Pledgor agrees that if such notice is mailed, postage prepaid, to Pledgor at the address of Pledgor according to the records of Secured Party at least 5 days before the time of the sale or disposition, the notice shall be deemed reasonable and shall fully satisfy any requirement for giving of notice.

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5.02 Pledgor's Compliance with Laws. Pledgor agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, the Collateral.

ARTICLE VI - MISCELLANEOUS

6.01 Demand, Compromise. Secured Party may, at its option, when the Obligations become due, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral. The Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against prior parties, which Pledgor hereby is assumed to do.

6.02 No Implied Waiver. No delay or omission on the part of Secured Party in exercising any rights shall operate as a waiver of any right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

6.03 Usury. It is the intention of the Pledgor and Secured Party to comply with applicable usury law. It is agreed that notwithstanding any provision to the contrary in this Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, no provision shall require the payment or permit the collection of interest in excess of the maximum amount permitted by controlling usury laws.

6.04 Successors and Assigns. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Pledgor shall bind its successors and assigns.

6.05 Remedies Cumulative. The rights and remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided in this Agreement shall not be construed as a waiver of any of the other remedies of Secured Party.

6.06 Termination. The security interest granted to Secured Party by this Agreement and all the terms and provisions of this Agreement shall be deemed a continuing security interest and shall continue in full force and effect, and all the terms and provisions of this Agreement shall remain effective among the parties, until (i) complete payment and satisfaction by Pledgor of all of the Obligations and (ii) the written release of the security interest created by this Agreement by Secured Party.

6.07 Other Agreements. This Security Agreement and the security interest granted in this Agreement are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of Secured Party or assigned to Secured Party by others. All rights, powers and remedies of Secured Party in all security agreements are cumulative.

6.08 Interpretation. Any provision of this Agreement found to be invalid under the laws of the State of Oklahoma, or any other state having jurisdiction or other applicable law, shall be invalid only with respect to the offending provision.

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6.09 Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

6.10 General Rules of Construction. The parties have participated jointly in negotiating and drafting this Agreement. If a question concerning intent or interpretations arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship.

6.11 Captions. Captions in this Agreement are solely for the purposes of identification and shall not in any manner alter or vary the interpretation or construction of this Agreement.

AGREED AND EXECUTED effective February 15, 2008.

PLEDGOR:

VYCOR MEDICAL, INC.

By:
Name:
Title:

SECURED PARTY:

FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By:
Director
By:
Director

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EXHIBIT C

DISCLOSURE SCHEDULE

DISCLOSURE SCHEDULE

Section 1.2

Below is a list of outstanding loans (applicable interest) that is authorized and scheduled for repayment out of proceeds from the issuance the Debentures

Lender/Payee	Principal Payable (excluding interest)	Date of Payment
Fountainhead Capital Partners	$172,000	February, 2009
Optimus Services	$50,000	April 30, 2008 (proposed date)
Optimus Services	$50,00	June 30, 2008 (proposed date)
GC Advisors	$17,000	June 30, 2008

Attached is a list of accounts payable, all of which are reflected in the attached budgets for 2008 and 2009, which will be paid during the period of February-June, 2008 as approved for payment as and when they come due.

	Payee	Amount
February, 2008	CT Corp.	$1,122.00
	Hunton	$9,697.90
	MediMark	$1,750.00
	Online Ontime	$848.45
	Robinson Brog	$5,000.00
	Lacey	$35,000.00
	TUV	$700.00
	Lazer Aptheker	$800.00

March, 2008	Lacey	$39,000,00
	Robinson Brog	$5,000.00
	TUV	$5,000.00
	Intertek	$1,019.08

April, 2008	Lacey	$43,000.00
	Robinson Brog	$5,000.00
	TUV	$1,011.91
	Lazer Aptheker	$167.32

May, 2008	Lacey	$41,500.00
	Robinson Brog	$3,500.00

June, 2008	Lacey	$41,500.00
	Robinson Brog	$2,500.00

The attached 2008 and 2009 monthly budget forecasts (which are identical to the 2008 and 2009 budgets previously provided and approved by Regent) are also hereby approved and any payments thereunder authorized.

Section 2.5(c)/Section 2.9

Below is a list of outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of its securities, none of which has any anti-dilution rights or if there were, such rights have been waived in writing, and all obligations arising under such agreements will be subordinate to the obligations owed to Regent under this Agreement, in the event of a default hereunder or under the Debenture or Security Agreement:

(i)
The outstanding Bridge Loan Debenture dated December 14, 2006 in the original principal amount of $172,500 with Fountainhead Capital Partners ("FCP"), may be converted into approximately 1,876,300 shares of common stock.

(ii)	The Warrant to Purchase 50.22 Membership Units of the Company (now 805,931 shares of the Company's common stock) dated December 15, 2006 at $.0975 per share.

(iii)
The investment opportunity granted under the Option Agreement with FCP dated December 14, 2006 granting an option to invest up to $1,850,000 within 3 years from December 14, 2006 in exchange for up to 5,182,012 shares of common stock and warrants to convert to 2,870,315 shares of common stock.

(iv)
Dr. Ezriel E. Kornel entered into a consulting agreement with Company on January 10, 2006. Pursuant to the consulting agreement, in consideration for acting as our consultant, Dr. Kornel received options to acquire 240,720 shares of the Company's common stock at a price of $.25 per share. The term of the agreement is for three years.

(v)
Dr. David Langer entered into an amended and restated consulting agreement with the Company on December 11, 2006. Pursuant to the agreement, Dr. Langer agreed to provide us certain consulting services, which include the role of our Chief Medical Advisor, assistance in the analysis, preparation, submission, publication and presentation of scientific data in relation to our research efforts ands ales and marketing efforts. In consideration of such consulting services, Dr. Langer received options to acquire 320,960 shares of the Company's common stock at a price of $.25 per share. The agreement will • terminate April 15, 2009.

(vi)
Dr. Donald O'Rourke entered into a consulting agreement with the Company on January 18, 2008. Pursuant to the consulting agreement, Dr. O'Rourke shall provide consulting or advisory services on an as needed basis, to guide us in making important strategic decisions and to evaluate our strategic plans and decisions, research and/or development activities and results, competitive positions and/or other scientific and/or technical issues. In consideration for providing such services, Dr. Or'Rourke was granted an option to purchase 50,000 shares of the Company's common stock at $.50 per share.

(vii)
GC Advisors LLC is the holder of two warrants to purchase 192,576 shares of common stock of the Company each for an purchase price of $.135 per share. One warrant expires on January 9, 2009 and the other on January 9, 210.

(viii)	George Kivotidis is a holder of a warrant to purchase up to 4,000 shares of the Company's common stock at $.50 per share. The warrant is valid from November 6, 2007 for a period of three years.

(ix)	Martin Magida is a holder of a warrant to purchase up to 160,480 shares of the Company's common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

(x)	Bob Guinta is a holder of a warrant to purchase up to 160,480 shares of the Company's common stock at $.24 per share. The warrant is valid from September 1, 2007 for a period of five years.

(xi)
Each of Kenneth Coviello and Heather Jensen entered into a stock option agreement with the Company dated February 15, 2008. Pursuant to the said stock option agreements, each of Kenneth Coviello and Heather Jensen was granted an option to purchase 500,000 shares of common stock of the Company at an exercise price of $.135 per share. The option shall vest 33 1/3% on each of the first, second and third anniversary of the grant and shall expire February 12, 2018.

(xii)	Guaranty dated November 17, 2005 between The Sawmill Trust and Heather Jensen as Guarantors and Kenneth Coviello, as Beneficiary, guaranteeing an advance of $30,000.

(xiii)	Guaranty dated November 17, 2005 between the Sawmill Trust and Heather Jensen as Guarantors and Kenneth Coviello, as Beneficiary, guaranteeing an advance of $14,000.

Section 2.10

Please refer to the disclosures for Section 1.2, which is incorporated in its entirety herein.

Section 2.12

Below is a list of the Company's patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications.

Patent Applications

Filing date	Application No.	Country	Title	Status
22-Jun-2005	60/692,959	US-provisional	Surgical Access Instruments For Use With Spinal Or Orthopedic Surgery (Cervical)	Converted to PCT
22-Jun-2006	PCT/US06/ 24243	PCT	Surgical Access Instruments For Use With Spinal Or Orthopedic Surgery (Cervical)	Entered National Phase
22-Jun-2005	11/155,175	US - utility	Surgical Access Instruments for use with Delicate Tissues (Brain)	Pending
27-Nov-2006	PCT/US06/ 61246	PCT	Surgical Access Instruments for use with Delicate Tissues (Brain)	Pending -National Phase Entry on May 27, 2009
22-Jun-2006		Canada	Surgical Access Instruments for use with spinal or orthopedic surgery	Pending
22-Jun-2006	06785312.7	Europe	Surgical Access Instruments for use with spinal or orthopedic surgery	Pending
22-Jun-2006		India	Surgical Access Instruments for use with spinal or orthopedic surgery	Pending
22-Jun-2006		Israel	Surgical Access Instruments for use with spinal or orthopedic surgery	Pending
22-Jun-2006		Japan	Surgical Access Instruments for use with spinal or orthopedic surgery	Pending
20-Dec-2007	11/993,280	US	Surgical Access Instruments for use with spinal or orthopedic surgery	Pending

Trademarks

VYCOR MEDICAL and VYCOR SAFESITE are both pending with the USPTO. Before they are registered a Statement of Use needs to be filed.

Section 2.17

The Company has entered into the broker agreements listed below. All potential payments due under the listed broker agreements have been included in the 2008 and/or 2009 budgets attached hereto:

GC Advisors, LLC dated July 6, 2006, as amended and restated on September 20, 2006 and on November 27, 2006, which was terminated by email correspondence dated January 25, 2008.

Fee Agreement with GC Advisors, LLC (d/b/a Oak Street Advisors and RES Holding dated November 16, 2006.

Engagement Letter with Murphy and Durieu dated September 11, 2007, which has been settled and released pursuant to a Settlement and Release of Claims dated November 12, 2007.

Financial Advisory Agreement with the Concordia Financial Group dated January 18, 2008.

Section 2.20

D&O Policy for Company with Philadelphia Insurance Companies, with a policy period from 6/5/07 to 6/5/08, policy no. PHS246271.

2008-2009 BUDGET

Section 1.2

Budget w/o Spine

Vycor Budgets

NO $ SPENT ON SPINE IN 2008

(U.S. Dollars)	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jan-June 2008	July to Dec 2008	2008
Total Revenue -	$ -	$ -	$ -	$ -	$ -	$ -	$ 20,000	$ 20,000	$ 240,000	$ 260,000
COGS	-	-	-	13,000	-	-	14,550	27,550	39,600	67,150
Revenue - BAS	-	-	-	-	-	-	20,000	$ 20,000	$ 240,000	260,000
VBAS sterilization				10,000			13,000	26,000	8,000	34,000
VBA COST 41	0	0	0	0	0	0	1,550	1,550	18,600	20,150
TOTAL BAS COG	0	0	0	13,000	0	0	14,550	27,550	26,600	54,150
Gross Profit - BAS Margin	-	-	-	(13,000)	-	-	5,450	(7,550)	213,400	205,850
REVENUE CAS	0	0	0	0	0	0	0	0	0	0
CASSterilization	-	-	-	-	-	-	-	-	13,000	13,000
VCAS COST 35	-	-	-	-	-	-	-	-	-	-
TOTAL VCAS COG	0	0	0	0	0	0	0	0	13000	13000
Gross profit CAS	-	-	-	-	-	-	-	-	(13,000)	(13,020)
Gross Profit	-	-	-	(13,000)	-	-	5,450	(7,550)	200,400	192,850
Sales Commissions	$ -	$ -	$ -	$ -	$ 1,000	$ 5,000	$ 1,000	$ 7,000	60,000	65,000
Professional Services	-	7,300	98,000	72,500	50,000	35,500	41,500	$ 311,800	429,700	741,500
Occupancy	0	2,700	3,000	3,500	5,500	5,500	5,500	$ 25,700	33,000	58,700
Salary and Benefits	-	48,125	42,500	57,708	57,708	57,708	57,708	$ 321,458	613,743	935,201
Marketing and Advertising	-	-	42,500	35,000	35,000	35,000	30,500	$ 178,000	410,000	518,000
Insurance	-	800	600	4,800	2,800	2,800	2,800	$ 14,800	24,800	39,600
Travel	-	1,400	6,000	11,500	25,000	26,000	18,000	$ 87,500	149,000	236,500
Other G&A	-	6,700	20,500	13,500	13,700	13,900	13,300	$ 90,600	96,000	186,600
Total SG&A Expenses	-	67,025	222,300	198,508	196,708	182,408	170,308	1,037,258	1,816,243	2,781,501
EBITDA	0	(67,025)	(222,300)	(211,508)	(196,708)	(182,408)	(164,858)	(1,044,808)	(1,615,843)	(2,660,651)
Depreciation and Amortization	0	0	0	0	0	0	0	$ -	0	0
Operating Profit	0	(67,025)	(222,300)	(211,508)	(196,708)	(182,408)	(164,858)	$ (1,044,808)	(1,615,843)	(2,660,651)
ADD BACK D&A	0	0	0	0	0	0	0	$ -	0	0
capital cash outlay								$ -		0
molds			(30,000)	(8,000)	(15,000)	(10,000)		$ (63,000)	(100,000)	(163,000)
patents	0		(3,000)	(12,000)	(5,000)	(5,000)	0	$ (30,000)	(90,000)	(120,000)
accounts payable	0		(55,000)	(50,000)	(30,000)	(45,000)	(45,000)	$ (245,000)		(245,000)
loans payable	0	0	(25,000)	(25,000)	(25,000)	(25,000)	(20,000)	$ (120,000)	(150,000)	(270,000)
inventory				(10,000)		(15,000)	(15,000)	$ (40,000)	(40,000)	(80,000)
Receivables				0	0	0	(10,000)	$ (10,000)	(100,000)	(120,000)
Cash used	0	(67,025)	(340,300)	(316,508)	(291,708)	(282,408)	(264,858)	(1,562,808)	(2,095,843)	(3,658,651)
IR Firm accrued in above line					-	-	-	$ -		-
TOTAL	0	(67,025)	(340,300)	(316,508)	(291,708)	(282,408)	(264,858)	(1,562,808)	(2,095,843)	(3,658,651)

P. 1 of 4

2008-2009

Monthly Budgets

Section 1.2

REVENUES AND EXPENSES

	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jan to June 2008	Jul - Dec 2008	july	aug	sept	oct	nov	dec		2008
Brain Retractors																	
US				0	0	0	50	50	600	50	50	150	150	150	150	600	650
		$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	$ 400	400	$	400
	$ -	$ -	$ -	$ -	$ -	$ -	$ 20,000	20,000	240,000	20,000	20,000	60,000	60,000	40,000	40,000		260,000
International					0	0	0		-								-
		$ 115	$ 115	$ 115	$ 115	$ 115	$ 115										-
	$ -	$ -	$ -	$ -	$ -	$ -	-		-								-
Total Brain Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ 20,000	20,000	240,000	20,000	20,000	60,000	60,000	40,000	40,000		260,000
Spinal Retractors																	
US		$ 400	$ 400	$ 400	$ 400	$ 400	400		-								-
	$ -	$ -	$ -	$ -	$ -	$ -	-		-								-
International		$ 100	$ 100	$ 180	$ 180	$ 180	180		-								-
	$ -	$ -	$ -	$ -	$ -	$ -	-		-								
Total Spinal Revenue	0	0	0	0	0	0	0		-								-
TOTAL REVENUE	0	0	0	0	0	0	20,000	20,000	240,000	20,000	20,000	60,000	60,000	40,000	40,000		260,000
COG WITH STERILIZATION VALIDATION																	
VBAS sterilization				13000			13000	26000	8000	2500		2500			3000	8000	34000
VBA COST 31	0	0	0	0	0	0	1950	1950	18600	1,550	1,550	4,650	4,650	3,100	3,100	18600	20150
TOTAL BAS COG	0	0	0	13000	0	0	14950	27950	26600	4050	1550	7150	4650	3100	6100	26600	54150
CAB Sterilization	0	0	0	0	0	0	0	0	13000							0	
VCAS COST 32	0	0	0	0	0	0	0	0	0						13000	13000	13000
																0	0
TOTAL VCAS COG	0	0	0	0	0	0	0	0	13000	0	0				13000	13000	13000

SALES, GENERAL & ADMINITRATIVE EXPENSES

	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jan-08 to June-08 Total	July to Dec-08								2008
Sales Commissions				0	0	6,000	6,000	60,000	6,000	6,000	16,000	16,000	10,000	10,000	60000	65,000
Regulatory & Licensing	1,500	4,000	3,000	2,500	2,800	6,000	18,600	59,000	5,000	10,000	10,000	10,000	10,000	5,000	50000	68,500
MDD Regulations/ Certified																
Translators				2,500	2,800	2,800	7,880	68,000	10,000	10,000	15,000	5,000	15,000	5,000	60000	67,500
Legal Corporate	0	8,000	10,000	2,500	2,800	2,500	25,500	22,000	2,000	4,000	4,000	4,000	4,000	4,000	22000	47,500
Legal Sicharda		40,000	16,000	20,000			73,000	30,000	5,000	5,000	5,000	5,000	5,000	5,000	30000	105,000
Accounting Auditor	3,800	12,500	2,500			2,500	21,300	5,000	2,500			2,500			5000	26,300
Accounting	2,000	8,000	8,000	2,000	2,000	2,000	24,001	14,700	2,200	2,200	2,200	2,200	2,200	3,700	14700	35,700
Production Engineering	0	7,000	15,000	15,000	15,000	15,000	67,000	70,000	10,000	10,000	15,000	10,000	10,000	10,000	70000	137,000
R&D	0	17,500	17,500	10,000	10,000	10,000	68,000	106,000	15,000	20,000	25,000	20,000	10,000	10,000	100000	165,000
Industry Advisors/Consultants	0	0	0	0	0	0	0	20,000		10,000	10,000		10,000		30000	30,000
Concordia Financial expenses		1,000	1,500	1,500	2,000	2,000	8,000								0	8,000
Investor relations								48,000	8,000	8,000	8,000	8,000	8,000	8,000	48000	48,000
Subtotal: Professional Services	7,300	88,600	73,500	56,000	36,805	41,850	311,850	430,700	59,700	54,200	94,300	69,700	74,200	60,700	429,700	741,500
Telephone/Internet	700	1,000	1,300	1,500	1,500	1,600	7,700	9,000	1,500	1,500	1,500	1,500	1,500	1,500	9,000	16,700
Rent	2,000	2,000	2,000	4,000	4,000	4,000	18,000	24,000	4,000	4,000	4,000	4,000	4,000	4,000	24,000	42,000
Subtotal Occupancy Costs	2,700	3,000	3,300	5,500	5,500	5,500	25,700	33,000	5,500	5,500	5,500	5,500	5,500	5,500	33,000	58,700
CEO Salary (K. Cordello)	13,750	13,750	13,750	13,750	13,750	13,750	87,500	94,998	15,833	15,833	15,833	15,833	15,833	15,833	94,998	182,498
President Salary (H. Jensen)	13,750	13,750	13,750	13,750	13,750	13,750	82,500	94,998	15,833	15,833	15,833	15,833	15,833	15,833	94,998	177,498
Product Specialists	0		7,000	7,000	7,000	7,000	30,000	84,000	14,000	14,000	14,000	14,000	14,000	14,000	84,000	112,000

P. 2 of 4.

2008-2009
Monthly Budgets

Section 1.2

Regulatory Manager		0	0	0	0		0	0	0							0	0
Quality engineer Manager		0		8,333	8,333	8,333	8,333	33,333	49,950	8,333	8,333	8,333	8,333	8,333	8,333	49,998	83,331
Engineering Manager		0	0	0		0	0	0	45,000	7,500	7,500	7,500	7,500	7,500	7,500	45,000	45,000
Office/Cust Svc Assts		0	1,300	3,333	3,335	3,333	3,333	14,833	42,000	7,000	7,000	7,000	7,000	7,000	7,000	42,000	65,833
Deferred Salaries & Benefits		13,750		0	0	0	0	13,750	100,000	0	0	50,000	0	0	50,000	100,000	113,750
Mgmt Incentive Bonus (Fully Loaded)		0	0	0	0			0								0	0
25% Labor Load (Benefits & Taxes)		8,875	8,500	11,542	11,542	11,542	11,542	61,542	102,740	17,125	17,125	17,125	17,125	17,125	17,125	102,740	184,290
CFO (Consultant)		0	0	0	5,000	5,000	5,000	15,000	30,000	5,000	5,000	5,000	5,000	5,000	5,000	30,000	45,000
Subtotal Salary and Benefits		48,125	42,500	57,708	57,708	57,708	57,708	221,458	613,749	85,624	85,624	135,624	85,624	85,624	135,624	613,743	935,201
								0								0	
Advertising/PR/web		0	3,000	3,000	5,000	5,000	5,000	21,000	75,000	15,000	15,000	15,000	15,000	7,500	7,500	75,000	96,000
Packaging Design		0	7,500	12,000	7,500	5,000	5,000	37,000	15,000	7,000	0	0	7,500	0	0	15,000	82,000
Clinics/Workshops		0		5,000	10,000	15,000	10,000	40,000	165,000	35,000	30,000	85,000	0	85,000	0	165,000	136,000
Sales Literature		0	3,000	6,000	6,000	6,000	6,000	23,000	35,000	10,000	5,000	3,000	5,000	5,000	5,000	38,000	68,000
Clinical Samples			25,000		0			25,000	45,000	20,000	5,000	5,000	5,000	5,000	5,000	45,000	70,000
Trade Shows			4,000	10,000	7,800	5,000	5,600	33,000	75,000	55,000	10,000	10,000	10,000	10,000	0	75,000	107,000
								0								0	
Subtotal Marketing & Advertising		0	42,500	35,000	35,000	36,000	30,600	178,000	410,000	122,500	55,000	90,000	42,500	32,500	17,500	410,000	516,000
								0								0	
General Insurance		800	800	800	800	800	800	4,800	4,800	800	800	800	800	800	800	4,800	9,600
Product Liability			0	4,000	2,000	2,000	2,000	10,000	20,000	10,000	2,000	2,000	2,000	2,000	2,000	20,000	30,000
								0								0	
Subtotal Insurance		800	800	4,800	2,800	2,800	2,800	14,800	24,800	10,800	2,800	2,800	2,800	2,800	2,800	24,800	39,600
								0								0	
Air, Hotel, Food: Cavielo		700	3,000	3,000	5,000	5,000	3,000	21,700	35,000	5,000	5,000	5,000	7,000	7,000	5,000	35,000	68,700
Air, Hotel, Food: Jensen		700	3,000	3,500	5,000	2,000	1,000	15,200	34,000	1,500	4,500	7,000	7,000	7,000	7,000	34,000	49,200
Air, Hotel, Food: Ind Advisors		0	0	2,500	10,000	12,000	5,000	29,500	30,000	1,000	3,000	5,000	12,000	4,000	5,000	30,000	59,000
Air, Hotel, Food: Sales			0	3,000	5,000	7,000	7,000	22,000	50,000	5,000	5,000	9,500	10,000	10,000	10,000	50,000	72,000
								0								0	
								0								0	
Subtotal Travel		1,400	6,000	11,500	25,000	26,000	18,000	87,900	149,000	12,500	19,000	26,500	35,000	29,000	27,000	149,000	238,900
																0	
																0	
																0	
Office Supplies		500	1000	1000	1200	1,400	1,600	6,900	18,000	3,000	3,000	3,000	3,000	3,000	3,000	18,000	24,900
furniture				3000	3000	3,000		9,000	12,000	2,000	2,000	2,000	2,000	2,000	2,000	12,000	21,000
Warehousing		0	0	0	0	-	2,000	2,000	9,000	1,000	1,000	1,000	2,000	2,000	2,000	9,000	11,000
Computers/Software/Hardware		200	3000	5000	6000	5,000	5,000	23,200	30,000	5,000	5,000	5,000	5,000	5,000	5,000	30,000	53,200
Miscellaneous		1000	4500	4500	4500	4500	4500	23,500	27,000	4,500	4,500	4,500	4,500	4,500	4,500	27,000	50,500
brokers/consultants		5000	21000					26,000								0	26,000
																0	
Other General & Admin		6700	25500	13500	13700	13900	13300	90,600	95,000	15,500	15,500	15,500	15,500	15,500	15,500	95,000	186,600
								-								0	
Subtotal Operating Expenses		67,025	222,300	193,608	185,708	177,408	174,308	1,035,258	1,916,243	317,124	272,624	305,124	270,624	305,124	265,624	1,916,243	2,781,601
molds	0	0	-30000	-8000	-15000	-10000	0	-93000	-100000		0	10000		5000		15,000	-163000
patents		0	(8,000)	(12,000)	(5,000)	(5,000)	0	(30,000)	(90,000)			20000	30000	30000		90,000	-110000
accounts payable		0	(55,000)	(50,000)	(50,000)	(45,000)	(46,000)	(245,000)	0							0	-245000
loans payable		0	(25,000)	(25,000)	(25,000)	(25,000)	(20,000)	(120,000)	(150,000)			150000				150,000	-270000
inventory		0	0	(10,000)	0	(15,000)	(15,000)	(40,000)	(40,000)			20000	20000			40,000	-80000
Receivables		0	0	0	0	0	(20,000)	(20,000)	(100,000)	20,000	0	40000	40000		20000	100,000	-120000
																0	0
Cash used		(67,025)	(340,300)	(319,808)	(291,708)	(282,408)	(264,858)	(1,582,808)	(2,095,843)	337,124	272,624	825,124	350,624	340,124	285,624	2,201,943	337124

P. 3 of 4

2008 - 2009 BUDGETS

assumptions

Section 1.2

ASSUMPTIONS		(1,562,808)
Sales projections	First half is based on ordering new samples in early January	
Clinical Study	The start is postponed to second half 2008- to start earlier would move about $75,000 into the first half	
Assumes we can pay off software on monthly basis rather than purchase		
First Half sales numbers	are based on existing TC models and packaging	

P. 4 of 4

EXHIBIT D

FORM OF ASSIGNMENT OF RIGHTS

Assignment of Rights
Under Warrant and
Under Option Agreement

This Assignment ("Assignment") is made and entered into by and among Fountainhead Capital Partners Limited ("Assignor") and Regent Private Capital, LLC ("Assignee"), and, solely for the purpose of evidencing its consent to the assignments provided below, Vycor Medical, Inc. ("Vycor")

WHEREAS, Assignor is a party to (i) an Option Agreement with Vycor Medical, LLC, the predecessor in interest to Vycor, dated December 14, 2006 ("Option Agreement"), and (ii) a Warrant to Purchase Membership Units of Vycor Medical, LLC dated December 15, 2006 ("Warrant"), and

WHEREAS, in accordance with the agreement of Assignee to provide certain additional funds to Vycor pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated of even date herewith by and between Assignee and Vycor, one of the conditions to the closing of the funding contemplated thereby is the assignment by Assignor to Assignee of the contractual rights more fully described herein, and

WHEREAS, as a current investor in Vycor, Assignor will receive substantial benefit from the provision of additional funds by Assignee pursuant to the Purchase Agreement, and Assignor desires to convey to Assignee the contractual rights described herein;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

1. Assignment. Effective as of the date hereof, Assignor hereby assigns and transfers to Assignee, and Assignee hereby acquires from Assignor, an undivided fifty percent (50%) interest in Assignor's right, title and interest in and to the Option Agreement and the Warrant.

By reason of this Assignment, Assignor is assigning to Assignee the rights under the Warrant to acquire fifty-percent (50%) of the underlying securities issuable upon exercise of the Warrant (originally, 50.22 units of limited liability company interest, now adjusted to reflect 805,931 shares of common stock as a result of the conversion of Vycor from a limited liability company to a corporation).

By reason of this Assignment, Assignor is assigning to Assignee an undivided fifty percent (50%) interest in its rights under the Option Agreement, pursuant to which Vycor has granted Assignor the rights to make future investments in Vycor in accordance with the terms thereof.

Assignor represents and warrants to Assignee that, apart from Assignor's rights under the Bridge Loan Debenture dated December 14, 2006 (as amended, to extend the maturity date thereof) in the original principal amount of $172,500, Assignor and the Security Agreement between Vycor and Assignor dated December 14, 2006, has no other rights to acquire any rights or interests in Vycor other than as contemplated in the Option Agreement and Warrant.

1

2. Consent of Vycor. By its execution of this Agreement in the space indicated below, Vycor hereby consents to the assignment evidenced hereby.

3. Substitute Documents. To avoid confusion in the future regarding the specific rights of Assignor and Assignee, Vycor further agrees to provide to each of Assignor and Assignee, upon proper transmittal by Assignor of the original Warrant and Option Agreement to Vycor, with separate Warrants and Option Agreements, containing the same terms and conditions, but otherwise reflecting the reduced (i.e. half) interest of each of Assignor and Assignee with respect to the rights that will be held by each subsequent to this Assignment.

4. Further Actions. Assignor covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the portion of its interest in the Warrant and the Option Agreement evidenced hereby against all persons whomsoever, to take all steps reasonably necessary to establish the record of Assignee's interest therein and, at the request of Assignee or Vycor, to execute and deliver further instruments of transfer and assignment and take such other action as Assignee or Vycor may reasonably request to more effectively transfer and assign to and vest in Assignee the interests intended to be conveyed hereby.

EXECUTED on this 15th day of February, 2008.

Signatures and Consent Appear on Following Page

2

ASSIGNOR

Fountainhead Capital Partners Limited

By:
Name:
Title:	Director

By:
Name:
Title:	Director

ASSIGNEE:

Regent Private Capital LLC

By:
Name:	Lawrence Field
Title:	Managing Director

 Any and all necessary consents to the assignment evidenced hereby are given as of the date set forth above. The undersigned officer has full authority and power to execute this Assignment on behalf of Vycor Medical, Inc.

VYCOR:

Vycor Medical, Inc.

By:
Name:
Title:

3

EXHIBIT E

FORM OF INTRACREDITOR CONFIRMATION AND AGREEMENT

INTRACREDITOR CONFIRMATION AND AGREEMENT

THIS INTRACREDITOR CONFIRMATION AND AGREEMENT ("Confirmation") is made and effective this 15th day of February, 2008, by and between Fountainhead Capital Partners Limited ("Fountainhead") and Regent Private Capital, LLC ("Regent")

WHEREAS, Fountainhead has previously made a certain investment of funds in Vycor Medical Inc. ("Vycor") as evidenced by (i) that certain Bridge Loan Debenture dated December 14, 2006 (as amended, to extend the maturity date thereof), in the original principal amount of $172,500 ("FCP Debenture"); (ii) that certain Warrant to Purchase 50.22 Membership Units of the Company (now 805,931 shares of the Company's common stock) dated December 15, 2006 (the "FCP Warrant"); and (iii) that certain Option Agreement with FCP dated December 14, 2006 ("FCP Option"); and,

WHEREAS, the FCP Debenture is secured by a security interest in certain collateral, in favor of Fountainhead created and granted by a Security Agreement between Vycor and Fountainhead dated December 14, 2006 ("Security Agreement"), and certain financing statements that may have been filed in connection therewith (collectively, with the Security Agreement, the "Security Documents"); and

WHEREAS, Fountainhead has agreed to make available to Vycor up to an additional $300,000, which amount will also be secured by the Security Agreement and the Security Documents; and,

WHEREAS, Regent has now agreed, pursuant to the terms of a certain Convertible Debenture Purchase Agreement dated of even date herewith ("Purchase Agreement") to provide an additional $1,000,000 of funding to Vycor, to be evidenced by two essentially identical Convertible Debentures each in the original principal amount of $500,000 ("Regent Debentures"); and

WHEREAS, to satisfy Regent's requirement that the Regent Debentures be secured by a first priority security interest in Vycor's assets, Fountainhead desires to confirm and evidence its agreement to subordinate the security interest in Vycor's assets from its existing first priority security interest, to a security interest equal to and pari passu with the security interest granted to Regent as a part of the transactions contemplated by the Purchase Agreement; and

NOW, THEREFORE, in consideration of the premises, the parties hereby agree, confirm and certifies as follows:

1. Liens of Fountainhead of Equal Priority with Regent Security Interest. Fountainhead hereby confirms that Fountainhead's security interests and liens in and upon the assets of Vycor granted pursuant to the Security Agreement or otherwise, are and shall hereafter be and remain of equal seniority and priority, and be treated for all purposes on a pari passu basis, with the security interests and liens in and upon the assets of Vycor granted to Regent pursuant to the transactions contemplated by the Purchase Agreement.

2. Liens of Regent of Equal Priority with Fountainhead's Security Interest. Regent hereby confirms that Regent's security interests and liens in and upon the assets of Vycor granted pursuant to the Purchase Agreement, the Regent Debentures and the Security Agreement between Regent and Vycor dated of even date with the first issued Regent Debenture or otherwise, are and shall hereafter be and remain of equal seniority and priority, and be treated for all purposes on a pari passu basis, with the security interests and liens in and upon the assets of Vycor granted to Fountainhead pursuant to the Security Agreement and the transactions contemplated by the FCP Debenture.

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3. Remedies. Notwithstanding the confirmation regarding the priorities provided herein, nothing herein shall be deemed to affect the rights of either Fountainhead or Regent under their respective agreements with Vycor as such rights may relate to their abilities to declare a default by Vycor or seek remedies against Vycor for such default; provided that in such event, either Fountainhead or Regent, as the case may be, shall notify the other, at the address indicated next to their respective signatures, and in the event either such party forecloses on any collateral of Vycor and/or sells, leases, transfers, or otherwise disposes of any such collateral, all proceeds thereof (net of all reasonable expenses incurred in connection with the marshalling and sale of such collateral) shall be shared equally between Fountainhead and Regent.

4. Extent of Priorities. The priorities specified herein shall remain in full force and effect, regardless of whether either Fountainhead or Regent rescinds, amends, waives any provision of, terminates or reforms, by litigation or otherwise, any of the documents evidencing the respective advance of funds to Vycor. No delay or waiver on the part of either Fountainhead or Regent in exercising any right, power or privilege granted under any of their agreements with Vycor shall have any effect on the equal priorities specified herein.

5. Amendment of Financing Statements. If requested by Regent, Fountainhead agrees to file amended financing statements in each jurisdiction where a current financing statement perfecting its security interest in Vycor's assets is currently filed, to reflect the equal priorities of this Agreement.

6. Term. This Confirmation will be for a term beginning on the effective date hereof and continuing through the payment and performance in full of all of Vycor's obligations to each of Regent and Fountainhead.

7. Amendment. This Confirmation shall not be amended except in writing by Fountainhead and Regent.

8. Successors and Assigns. This Confirmation shall be binding the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, this Confirmation has been duly authorized and executed by each party as of the date first above written.

Signatures on following page

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REGENT

REGENT PRIVATE CAPITAL, LLC

By:
Lawrence Field, Managing Director

Address:
152 West 57th Street, 9th Floor New York, New York 10019

FOUNTAINHEAD

FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By:
Name:
Title:	Director

By:
Name:
Title:	Director

Address:	Portman House Hue Street, St. Helier Jersey JE4 5RP

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EXHIBIT F

FORM OF LOCKUP AGREEMENT

LOCK-UP AGREEMENT

February ______, 2008

Regent Private Capital, LLC
152 West 57th Street, 9th Floor
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Regent Private Capital, LLC ("Regent") proposes to enter into a Convertible Debenture Purchase Agreement ("Purchase Agreement") with Vycor Medical, Inc. (the "Company") providing for the investment by Regent of $1,000,000 pursuant to two essentially identical $500,000 principal amount Convertible Debentures (the "Debentures").

In consideration of the agreement by Regent to make the investment in the Company evidenced by the Debentures, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that he, she or it will not, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, grant any security interest in, pledge, hypothecate, or otherwise sell or dispose of any of the common stock, or any options or warrants to purchase any common stock, or any securities convertible into or exchangeable for common stock, or any interest in such securities or rights, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired, other than (i) as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to Regent and the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) intra-family transfers or transfers for estate planning purposes, provided that the undersigned provides prior written notice of such transfer or bequest, and such transferee or beneficiary agrees to be bound by the terms hereof, (iii) in the sale or exchange of the undersigned's stock in connection with a merger of the Company with a third party, the sale of all or substantially all of the Company's assets to a third party or the sale or exchange of the undersigned's shares pursuant to a bona fide third party tender offer, any of which has been approved by Regent, (iv) with the prior written consent of Regent (which consent can be withheld in Regent's sole discretion), or (v) as otherwise allowed in accordance with the following schedule:

Period	Percent of Securities That May be Transferred

From Closing through the first anniversary of Closing	0%

First anniversary of Closing to second anniversary of Closing	25%

Second anniversary of Closing to third anniversary of Closing	25%

Regent Private Capital, LLC
February ______, 2008

After the third anniversary of the Closing, this Lock-Up Agreement and all restrictions on transfer imposed hereby shall terminate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any of the common stock held by the undersigned except in compliance with the foregoing restrictions. Regent may in its sole discretion without notice, release all or any portion of the securities subject to this Lock-Up Agreement or any similar agreement executed by any other security holder, and if Regent releases any securities of any other security holder, securities of the undersigned shall not by virtue thereof be entitled to a release from this Lock-Up Agreement.

In the event that the undersigned owns no common stock of the Company at the date hereof but prior to the termination of this Lock-Up Agreement has the right to acquire common stock of the Company pursuant to options or warrants, and if the undersigned exercises such options or warrants while this Lock-Up Agreement is effective, he, she or it agrees that the common stock purchased on such exercise of options or warrants will be subject to the terms of this Lock-Up Agreement for the remaining portion thereof, as if commenced on the date of Closing.

The undersigned understands that the Company and Regent will undertake the transactions contemplated by the Purchase Agreement in reliance upon this Lock-Up Agreement.

Very truly yours,

By:

Print Name:

SCHEDULE 6.2

ACTIONS PROHIBITED WITHOUT MINORITY APPROVAL

SCHEDULE 6.2

ACTIONS PROHIBITED WITHOUT MINORITY APPROVAL

(a) Sell, exchange or otherwise transfer all or substantially all of the Company's assets.

(b) Cause the Company to merge or consolidate with or into another limited liability company, corporation, partnership, limited partnership or other entity.

(c) Issue any additional equity interests in the Company, except for equity issued pursuant to the conversion of the Debentures, the FCP Debenture, the FCP Option or the FCP Warrants, or otherwise cause an exchange, reclassification or cancellation of any equity securities of the Company, or change any rights, preferences or privileges or restructuring thereof, or the creation of a new class of securities which ranks senior to the existing common stock.

(d) Borrow money or otherwise obligate the Company on any form of indebtedness or guaranty in excess of $10,000 not in the ordinary course of business;

(e) Adopt, execute or accept any agreement on behalf of the Company which is not terminable at will and which over its normal course, would obligate the Company to make payments of cash and/or property having an aggregate value in excess of $100,000 other than in accordance with a budget approved by Regent.

(f) Enter into any transaction with an affiliate of any stockholder, member of the Board of Directors, or officer of the Company;

(g) As soon as reasonably practical the Company shall cause its Board of Directors to appoint a compensation committee which shall consist of a majority of independent directors (as defined in Rule 303A.02 of he New York Stock Exchange rules applicable to listed companies).